UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, Tower Financial Corporation extended its employment agreement previously entered into with Michael D. Cahill, the Company’s Chief Executive Officer, on November 23, 2009 and previously extended on September 8, 2010.  The extension is effective March 31 2012, which was the expiration date of the previous extension, and expires on March 31, 2013.  A copy of the agreement is attached hereto as exhibit 10.25.

On January 18, 2012, Tower Financial Corporation extended its employment agreement previously entered into with Richard R. Sawyer, the Company’s Chief Financial Officer, on September 18, 2009.  The extension is effective December 31 2011, which was the expiration date of the previous contract, and expires on March 31, 2013.  A copy of the agreement is attached hereto as exhibit 10.26.

Item 9.01  Financial Statements and Exhibits

(d)	10.25 Employment Agreement Extension – Michael D. Cahill.
10.26 Employment Agreement Extension – Richard R. Sawyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2012

TOWER FINANCIAL CORPORATION

By:	/s/ Richard R. Sawyer
Richard R. Sawyer,
Chief Financial Officer and Secretary
Tower Financial Corporation